UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On October 27, 2010, Endologix, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nepal Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Nellix, Inc., a Delaware corporation (“Nellix”), certain of Nellix’s stockholders named therein and Essex Woodlands Health Ventures, Inc., a Delaware corporation, as representative of the Nellix stockholders (the “Stockholders’ Representative”). Subject to the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, Merger Sub will merge with and into Nellix (the “Merger”) with Nellix surviving the Merger as a wholly-owned subsidiary of the Company. Upon the closing of the Merger, all of the issued and outstanding shares of Nellix capital stock, other than dissenting shares, will automatically be converted into the right to receive shares of the Company’s common stock in accordance with the terms of the Merger Agreement and as described below.

Merger Consideration

If the Merger is consummated, the dollar value of the shares of the Company’s common stock to be issued to the stockholders of Nellix at the closing of the Merger (the “Closing Merger Shares”) will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions). The price per share of the shares of the Company’s common stock to be issued at the closing will be equal to $4.731, which represents the average per share closing price of the Company’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger.

Escrow Shares

If the Merger is consummated, at the closing, an aggregate of 264,214 Closing Merger Shares will be delivered to Wells Fargo Bank N.A., as escrow agent, to secure the Company’s rights, and the rights of certain of its affiliates and representatives, to indemnification as provided in the Merger Agreement (the “Escrow Shares”). The Escrow Shares will be held by the escrow agent for 15 months following the closing of the Merger.

Contingent Merger Consideration

In addition to the Closing Merger Shares, if the Merger is consummated, holders of Nellix capital stock are entitled to receive additional shares of the Company’s common stock upon the achievement of the OUS Milestone (as described below) and the PMA Milestone (as described below) (the “Contingent Merger Shares”), provided that such milestones are achieved prior to the expiration of one of Nellix’s significant patents (the “Earn-Out Period”).

OUS Milestone

In the event that the Company’s sales of one of Nellix’s products (the “Nellix Product”) outside of the United States exceed $10,000,000 within a certain time period following the Company’s receipt of CE mark approval for the Nellix Product (the “OUS Milestone”), the Company

will issue additional shares of its common stock to the Nellix stockholders. The dollar value of the shares of the Company’s common stock to be issued upon achievement of the OUS Milestone ranges from a high of $24,000,000 if the OUS Milestone is achieved within eight months following receipt of CE mark approval, to a low of $10,000,000 if the OUS Milestone is achieved in any twelve-month period more than six years following receipt of CE mark approval. For example, if the Company achieves the OUS Milestone during any consecutive twelve-month period ending after the one year anniversary of CE mark approval, but on or prior to the three year anniversary of CE mark approval, the Company will issue a number of additional shares of its common stock with a dollar value equal to $20,000,000. The price per share of the shares of the Company’s common stock to be issued upon achievement of the OUS Milestone will be equal to the average per share closing price of the Company’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which the Company achieves the OUS Milestone, subject to a floor of $3.50 and a ceiling of $7.50. The maximum aggregate number of shares of the Company’s common stock issuable to the Nellix stockholders if the OUS Milestone is achieved is 6,857,142.

PMA Milestone

In the event that the Nellix Product receives approval to be sold in the United States from the U.S. Food and Drug Administration (the “PMA Milestone”), the Company will issue additional shares of its common stock to the Nellix stockholders. The dollar value of the shares of the Company’s common stock to be issued upon achievement of the PMA Milestone will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions). The price per share of the shares of the Company’s common stock to be issued upon achievement of the PMA Milestone will be equal to the average per share closing price of the Company’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which the Company receives approval from the U.S. Food and Drug Administration to sell the Nellix Product in the United States, subject to a stock price floor of $4.50 per share, but not subject to a stock price ceiling. The maximum aggregate number of shares of the Company’s common stock issuable to the Nellix stockholders if the PMA Milestone is achieved is 3,333,333.

Acceleration of Contingent Merger Consideration

In the event that, after the consummation of the Merger but prior to the expiration of the Earn-Out Period, the Company undergoes a Change of Control (as such term is defined in the Merger Agreement), the Company is obligated to issue all then unissued Contingent Merger Shares due upon the achievement of the OUS Milestone and the PMA Milestone, whether or not the Company is then using or commercializing the Nellix Product, unless the Company has abandoned the technology used to develop the Nellix Product for clinical safety or efficacy reasons.

Tax Grant

In the event that Nellix receives a 48D tax grant (the “Tax Grant”) from the Internal Revenue Service prior to the closing of the Merger, Nellix will use such Tax Grant for operational cash requirements prior to the closing. Any unused amounts of the Tax Grant will be distributed as described below.

In the event that the Company receives the Tax Grant after the closing of the Merger, the Company will pay to the Nellix stockholders, (i) an amount of cash which shall not exceed the Tax Grant (less the dollar value of certain cash payments) and (ii) a number of shares of the Company’s common stock equal to the fraction (a) having a numerator equal to the amount of the Tax Grant (less the dollar value of certain cash payments and the amount of cash paid pursuant to (i) above, if any), and (b) having a denominator equal to the average per share closing price of the Company’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which Nellix or the Company, as applicable, receives the Tax Grant. The Merger Agreement further provides that the foregoing combination shall maximize the amount of the cash to be paid pursuant to (i) above, taking into consideration any payments already made pursuant to the Merger Agreement, without disqualifying the Merger as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code.

Representations and Warranties

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Nellix. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (d) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission.

Conditions

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions, including without limitation, (i) approval of the issuance of shares of the Company’s common stock in connection with the transactions by the stockholders of the Company and approval of the Merger by stockholders of Nellix and (ii) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation, (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). The obligations of the Company and the Merger Sub to consummate the Merger are further subject to the satisfaction (or waiver) of certain other conditions, including without limitation, (i) satisfaction (or waiver) of all conditions precedent to the closing of the Private Placement Transaction (described below) and (ii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement). Assuming timely satisfaction (or waiver) of the conditions included in the Merger Agreement, the Company anticipates that the Merger will close in the fourth calendar quarter of 2010.

No Negotiation

Commencing on the date of the Merger Agreement, Nellix agreed to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision which provides that, prior to the time Nellix obtains stockholder approval, Nellix’s board of directors may enter into a definitive agreement with respect to an acquisition proposal, if and only if, prior to taking such action, Nellix’s board of directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (i) that such action is required in order for Nellix’s board of directors to comply with its fiduciary obligations to the Nellix stockholders under applicable law and (ii) such acquisition proposal constitutes or is reasonably expected to lead to a Superior Proposal (as defined below); provided, however, that (a) Nellix has given the Company at least ten business days’ prior written notice of its intention to take such action and has provided a copy of the relevant proposed transaction agreements with the party making such proposal, (b) Nellix has negotiated in good faith with the Company during such notice period (to the extent the Company wishes to negotiate) to enable the Company to revise the terms of the Merger Agreement in a manner that would cause such acquisition proposal to no longer constitute a Superior Proposal, and (c) following the end of such notice period, Nellix’s board of directors will have considered in good faith any changes to the Merger Agreement proposed in writing by the Company and will have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect.

A “Superior Proposal” is defined in the Merger Agreement as an unsolicted, bona fide written offer made by a third party to consummate an acquisition proposal that Nellix’s board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the person or group making the proposal, and if consummated, would result in a transaction in which (i) the aggregate amount of the gross proceeds payable to Nellix equals or exceeds $125,000,000, (ii) the amount of gross proceeds payable to Nellix at the initial closing of such transaction equals or exceeds $50,000,000, and (iii) any contingent payments to be made to Nellix are subject to terms and conditions no less favorable to Nellix than the terms and conditions included in the Merger Agreement with respect to the Contingent Merger Shares.

Registration Requirements

The Merger Agreement requires the Company to register the resale of the Closing Merger Shares, the Contingent Merger Shares and the shares to be issued pursuant to the Private Placement Transaction on a registration statement on Form S-3 (or equivalent form).

Operational Cash Requirements

The Merger Agreement provides that if the Merger is not consummated by December 15, 2010, the Company will (i) provide a cash advance of $1,500,000 to Nellix to fund Nellix’s operational cash requirements and (ii) reimburse Nellix’s legal and accounting expenses incurred during such period, up to a cap of $1,000,000.

Termination

The Merger Agreement includes certain termination rights for the Company and Nellix. Upon termination of the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, Nellix will be required to pay the Company a termination fee of $15,000,000 and to reimburse the Company for its reasonable and documented expenses incurred in connection with the Merger, up to a cap of $750,000. The Merger Agreement also provides that the Company will be required to pay Nellix a reverse termination fee equal to $15,000,000 and to reimburse Nellix for its reasonable and documented expenses incurred in connection with the Merger, up to a cap of $750,000, if the Company either (i) terminates the Merger Agreement, prior to the receipt of approval from its stockholders, in order to enter into a Change of Control (as such term is defined in the Merger Agreement) or (ii) terminates the Merger Agreement and within 90 days following the date of such termination, the Company either publicly announces its intent to enter into, or enters into, a definitive agreement with respect to a Change of Control. In addition, the Merger Agreement also provides that the Company will be required to invest up to $7,000,000 in Nellix in exchange for equity securities of Nellix in the event that the Company terminates the Merger Agreement if the Merger has not been consummated on or prior to January 31, 2011 (the “Expiration Date”), and the Company has not received approval of the transaction from its stockholders by the Expiration Date.

The Merger Agreement allows the parties to extend the Expiration Date for two periods of 30 days each if the Company provides a cash advance of $1,000,000 to Nellix to fund Nellix’s operational cash requirements such that Nellix may conduct its business in the ordinary course of business substantially consistent with past practice.

The Merger Agreement and the Merger were unanimously approved by the Board of Directors of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Securities Purchase Agreement

Concurrent with entering into the Merger Agreement, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated October 27, 2010, with Essex Woodlands Health Ventures Fund VII, L.P. (“Essex Woodlands”), pursuant to which Essex Woodlands has agreed to purchase from the Company in a private placement transaction an aggregate of 3,170,577 shares of the Company’s common stock at a purchase price of $4.731 per share (the “Private Placement Transaction”).

Following, and contingent upon, the closing of the Private Placement Transaction, two persons designated by Essex Woodlands will be appointed to the Company’s board of directors.

Consummation of the Private Placement Transaction is subject to approval by the stockholders of the Company of the issuance of shares of the Company’s common stock in connection therewith and the satisfaction or waiver of certain closing conditions and covenants set forth in the Securities Purchase Agreement. Assuming the Company’s stockholders approve the issuance of shares of the Company’s common stock in connection with such transaction, the Company anticipates that the Private Placement Transaction will close in the fourth calendar quarter of 2010 and on the date of the closing of the Merger.

The foregoing description of the Securities Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On October 27, 2010, the Company issued a press release to report the entry into the Merger Agreement and the Securities Purchase Agreement. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2010, the Company issued a press release to report its financial results for the three and nine months ended September 30, 2010. The press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of the Company’s common stock to be issued in the Merger and the Private Placement Transasction described in Item 1.01 above will be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. The transaction agreements and certificates to be delivered to the Company in connection therewith contain representations to support the Company’s reasonable belief that, among other things, Essex Woodlands and the other recipients of shares of the Company’s common stock had access to information concerning the Company’s operations and financial condition and that Essex Woodlands and the other recipients of shares of the Company’s common stock are acquiring the shares of the Company’s common stock for their own account and not with a view to the distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among Endologix, Inc., Nellix Acquisition Corporation, Nellix, Inc., certain of Nellix Inc.’s stockholders listed therein and Essex Woodlands Health Ventures, Inc., as representative of Nellix’s stockholders.

10.1	Securities Purchase Agreement, dated October 27, 2010, by and between Endologix, Inc. and Essex Woodlands Health Ventures Fund VII, L.P.

99.1	Press Release, dated October 27, 2010.

99.2	Press Release, dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 27, 2010	/s/ ROBERT J. KRIST
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among Endologix, Inc., Nellix Acquisition Corporation, Nellix, Inc., certain of Nellix Inc.’s stockholders listed therein and Essex Woodlands Health Ventures, Inc., as representative of Nellix’s stockholders.

10.1	Securities Purchase Agreement, dated October 27, 2010, by and between Endologix, Inc. and Essex Woodlands Health Ventures Fund VII, L.P.

99.1	Press Release, dated October 27, 2010.

99.2	Press Release, dated October 27, 2010.